UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alexandra House Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 4, 2023, the Board of Directors (the “Board of Directors”) of Nabriva Therapeutics plc (the “Company”), after an assessment of the Company’s strategic options, approved a plan to preserve the Company’s cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”). As part of the Cash Preservation Plan, each of Daniel Dolan, the Company’s Chief Financial Officer, and J. Christopher Naftzger, the Company’s Interim Chief Executive Officer, General Counsel and Secretary, entered into a Separation and Release of Claims Agreement with Nabriva Therapeutics US, Inc., a wholly-owned subsidiary of the Company, providing for their separation from employment with the Company effective June 30, 2023 (the “Dolan Separation Date”), in the case of Mr. Dolan, and July 7, 2023, in the case of Mr. Naftzger (the “Naftzger Separation Date”).

Separation Agreement with Daniel Dolan

Pursuant to the separation agreement with Mr. Dolan (the “Dolan Separation Agreement”) and subject to Mr. Dolan’s nonrevocation of a release of claims in favor of the Company, Mr. Dolan will be entitled to the following severance benefits: (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 12 months following the Dolan Separation Date, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following the Dolan Separation Date, (3) a lump sum payment equal to 100% of his target bonus for 2023 and (4) accelerated vesting of his then-unvested equity awards that are subject to time-based vesting. Pursuant to the Dolan Separation Agreement, Mr. Dolan also executed a release of claims in favor of the Company, reaffirmed his continuing confidentiality obligations with respect to the Company and reaffirmed his obligations under his proprietary rights, non-disclosure and developments agreement with the Company.

Separation Agreement with J. Christopher Naftzger

Pursuant to the separation agreement with Mr. Naftzger (the “Naftzger Separation Agreement”) and subject to Mr. Naftzger’s nonrevocation of a release of claims in favor of the Company, Mr. Naftzger will be entitled to the following severance benefits: (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 12 months following the Naftzger Separation Date, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following the Naftzger Separation Date, (3) a lump sum payment equal to 100% of his target bonus for 2023 and (4) accelerated vesting of his then-unvested equity awards that are subject to time-based vesting. Pursuant to the Naftzger Separation Agreement, Mr. Naftzger also executed a release of claims in favor of the Company, reaffirmed his continuing confidentiality obligations with respect to the Company and reaffirmed his obligations under his proprietary rights, non-disclosure and developments agreement with the Company.

Consulting Agreements with Daniel Dolan and J. Christopher Naftzger

In connection with their separation from the Company, respectively, each of Mr. Dolan and Mr. Naftzger entered into a six-month consulting agreement (each a “Consulting Agreement”) with the Company pursuant to which each agreed to provide consulting services related to the wind-down of the Company and such other services as are mutually agreed with the Company (the “Services”). In consideration for the provision of the Services, each of Mr. Dolan and Mr. Naftzger is entitled to a consulting fee of $180 per hour.

The foregoing description of certain terms of the Dolan Separation Agreement, the Naftzger Separation Agreement, the Consulting Agreement with Mr. Dolan and the Consulting Agreement with Mr. Naftzger are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of H. Michael Hogan as Chief Executive Officer and Dave Maggio as Chief Financial Officer

On June 30, 2023, the Board of Directors appointed Dave Maggio, a representative of Armanino LLP (“Armanino”), a consultant to the Company, as Chief Financial Officer of the Company, effective immediately. On July 6, 2023, the Board of Directors appointed H. Michael Hogan as Chief Executive Officer of the Company, effective as of the Naftzger Separation Date. Each of Mr. Maggio and Mr. Hogan will provide services as an executive officer of the Company pursuant to a consulting agreement to which the Company is a party with Armanino. Under the consulting agreement, the Company has agreed to pay Armanino an hourly rate between (i) $375 and $495 per hour for Mr. Maggio’s services and (ii) $425 and $650 per hour for Mr. Hogan’s services. The Company has also agreed to reimburse Armanino for reasonable, out-of-pocket expenses incurred by Mr. Maggio and Mr. Hogan while providing such services to the Company. The consulting agreement will expire on December 31, 2023, unless extended by mutual agreement of the parties prior to its expiration. The Company may terminate the consulting agreement upon 30 days prior written notice.

Mr. Hogan, age 60, has served as a Partner at Armanino, a full-service firm providing tax, assurance and consulting services to clients, since January 2021, and leads the firm’s Corporate Finance and Restructuring practices. From October 2016 to January 2021, Mr. Hogan served as a Managing Director in Armanino’s Corporate Finance and Restructuring practice. Prior to his time at Armanino, Mr. Hogan served as a Managing Director at Sherwood Advisory Services, with a focus on advisory and managerial services for distressed companies. Mr. Hogan received a B.A. in Political Science and Economics from Colgate University.

Mr. Hogan does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the Armanino consultancy with the Company. There are no arrangements or understandings between Mr. Hogan and any other person pursuant to which he was elected as an officer of the Company other than the Armanino consultancy with the Company.

Mr. Maggio, age 64, has served as a Director at Armanino in the firm’s Corporate Finance and Restructuring practice since November 2021. Mr. Maggio co-founded and has also operated Omni Professional Services, LLC, a private investment vehicle focused on the sporting goods industry since January 2021 and has served as an Operating Partner at CornerPost Capital Partners, LLC, a middle-market, private equity firm, since January 2010. Mr. Maggio received a B.S. in Accounting from Louisiana State University and completed the Northwestern/Kellogg Business School Executive Merger & Acquisitions Program.

Mr. Maggio does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the Armanino consultancy with the Company. There are no arrangements or understandings between Mr. Maggio and any other person pursuant to which he was elected as an officer of the Company other than the Armanino consultancy with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Release of Claims Agreement, by and between Nabriva Therapeutics US, Inc. and Daniel Dolan
10.2	Separation and Release of Claims Agreement, by and between Nabriva Therapeutics US, Inc. and J. Christopher Naftzger
10.3	Consulting Agreement, by and between Nabriva Therapeutics US, Inc. and Daniel Dolan
10.4	Consulting Agreement, by and between Nabriva Therapeutics US, Inc. and J. Christopher Naftzger
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabriva Therapeutics plc

Date: July 7, 2023	By:	/s/ Michael Hogan
Michael Hogan
Chief Executive Officer